Exhibit 10.5

Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S‑K and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The registrant hereby undertakes to provide further information regarding such marked information to the Securities and Exchange Commission upon request.

BIOSPECIFICS TECHNOLOGIES CORPORATION
2019 OMNIBUS INCENTIVE COMPENSATION PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT

This PERFORMANCE STOCK UNIT AWARD AGREEMENT (the “Award Agreement”), dated as of February 3, 2020 (the “Date of Grant”), is delivered by BioSpecifics Technologies Corporation (the “Company”) to J. Kevin Buchi (the “Participant”).

RECITALS

The BioSpecifics Technologies Corporation 2019 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock units that vest if certain performance goals or other conditions are met (such restricted stock units shall be referred to as “performance stock units”), in accordance with the terms and conditions of the Plan.  The Committee has decided to make this Award of performance stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders.  This Award Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.           Grant of Performance Stock Units.  Subject to the terms anad conditions set forth in this Award Agreement and in the Plan, the Company hereby grants the Participant an Award of performance stock units (the “Performance Stock Units”), subject to the terms set forth below, in Exhibit A attached hereto (and which is incorporated by reference), and in the Plan.  The Participant is eligible to earn a target number of 28,333 Performance Stock Units.  Each Performance Stock Unit represents the right of the Participant to receive a share of common stock of the Company (“Company Stock”), if and when the specified conditions set forth below and on Exhibit A are met, on the applicable payment date set forth in Section 5 below.

2.           Performance Stock Units.  Performance Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock.  No shares of Company Stock shall be issued to the Participant at the time the Award is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Performance Stock Units (including any right to receive dividends).  The Participant shall not have any interest in any fund or specific assets of the Company by reason of this Award.

3.           Vesting.

(a)          Vesting of the Performance Stock Units shall be subject to the terms of Section 3 and Section 4 of this Award Agreement and to the achievement of specified performance conditions set forth on Exhibit A attached hereto.  The performance conditions set forth on Exhibit A shall be measured over a one year performance period, commencing on January 1, 2020 and ending on December 31, 2020, and the number of Performance Stock Units that are earned based on the achievement of the performance conditions set forth on Exhibit A, as determined by the Committee in accordance with Exhibit A, shall be referred to herein as the “Achieved PSUs”.

(b)          Except as set forth in Section 4 below, 50% of the Achieved PSUs shall vest on December 31, 2020, and 50% of the Achieved PSUs shall vest on December 31, 2021, if the Participant remains employed by the Company through the applicable vesting date.

4.            Termination of Employment.

(a)         Except as set forth in this Section 4, if the Participant ceases to be employed by the Company or its subsidiaries for any reason, any unvested Performance Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment.  No payment shall be made with respect to any unvested Performance Stock Units that terminate as described in this Section 4.

(b)          If the Participant ceases to be employed by the Company or its subsidiaries as a result of termination by the Company or its subsidiaries without Cause or termination by the Participant for Good Reason, in either case on or after January 1, 2021 and prior to December 31, 2021, then subject to the Participant’s execution of the Release in accordance with the Employment Agreement, as of such termination date, the Participant shall become vested in a pro-rata portion of the unpaid Achieved PSUs.  Such pro-rata portion shall be equal to the product of the number of unpaid Achieved PSUs (if any), multiplied by a fraction, the numerator which is the number of days that elapsed during the fiscal year in which Participant’s termination of employment occurs, and the denominator of which is the number of calendar days in such fiscal year.

(c)         If the Participant ceases to be employed by the Company or its subsidiaries as a result of  termination by the Company or its subsidiaries without Cause or termination by the Participant for Good Reason, in either case, within twelve months following a Change in Control, then subject to the Participant’s execution of the Release in accordance with the Employment Agreement, as of such termination date, the Participant shall become vested in the following: (i) if such termination occurs on or on or prior to December 31, 2020, the target number of Performance Stock Units set forth in Section 1 and (ii) if such termination occurs on or after January 1, 2021 and prior to December 31, 2021, 100% of the unvested Achieved PSUs, if any.

(d)        Notwithstanding any provision of this Award Agreement, upon the Participant’s termination of employment by the Company or its subsidiaries for Cause, any Performance Stock Units which have not been paid as of the date of such termination (including for the avoidance of doubt, any Achieved PSUs and any vested but unpaid Performance Stock Units) shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment and no payment shall be made with respect thereto.

(e)          For purposes of this Award Agreement, “Employment Agreement” shall mean the employment agreement among the Participant, the Company, and the Company’s wholly owned subsidiary, Advance Biofactures Corporation, dated October 8, 2019, and “Cause”, “Good Reason” and “Release” shall each have the meaning set forth in the Employment Agreement.

5.           Payment of Performance Stock Units and Tax Withholding.

(a)          If any Performance Stock Unit vests in accordance with the terms of this Award Agreement, the Company shall issue to the Participant one share of Company Stock for each such vested Performance Stock Unit, subject to applicable tax withholding obligations.  Subject to Sections 5(b) and 12, the issuance of shares of Company Stock pursuant to the preceding sentence of this Section 5(a) shall be made as soon as administratively practicable following the applicable vesting date (but no later than March 15 of the fiscal year immediately following the year in which the applicable vesting date occurs and, in the case of  shares issued with respect to any Performance Stock Units that vest pursuant to Section 4, no later than 60 days following the Participant’s termination of employment.

(b)          All obligations of the Company and its subsidiaries under this Award Agreement shall be subject to the rights of the Company and its subsidiaries as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Such withholding shall be satisfied by reducing the number of shares issued to the Participant by a number of shares of Company Stock with a Fair Market Value equal to an amount of the FICA, federal income, state, local and other tax liabilities required by law to be withheld with respect to the payment of the Performance Stock Units, provided that, unless otherwise approved by the Committee, such withholding shall not exceed the minimum tax withholding amount applicable to the Participant.  To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Company or its subsidiaries, or make other arrangements satisfactory to the Company or its subsidiaries to provide for the payment of, any FICA, federal, state, local or other taxes that the Company or its subsidiaries is required to withhold with respect to the Performance Stock Units.  Notwithstanding any other provision of this Award Agreement or the Plan, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to the Performance Stock Units and/or payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to such Performance Stock Units and/or payment.

(c)         The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  The issuance of shares, if any, to the Participant pursuant to this Award Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.

6.           No Stockholder Rights; Compliance with Laws and Regulations; Dividend Equivalents.  Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Performance Stock Units.  The issuance of shares of Company Stock pursuant to the payment in respect of Performance Stock Units pursuant to Section 5 shall be subject to compliance by the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Company Stock may be listed for trading at the time of such issuance.  The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Performance Stock Units.

7.          Grant Subject to Plan Provisions.  This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and payment of the Performance Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the Performance Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.          No Employment or Other Rights.  The Award of the Performance Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company or its subsidiaries and shall not interfere in any way with the right of the Company or its subsidiaries to terminate the Participant’s employment or service at any time. The right of the Company or its subsidiaries to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.  The obligations of the Company hereunder will be merely that of an unfunded and unsecured promise of the Company to deliver one share of Company Stock for each vested Performance Stock Unit, in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor.  No assets of the Company will be held or set aside as security for the obligations of the Company hereunder.

9.         Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Award Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Performance Stock Units or any right hereunder, except as provided for in this Award Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Performance Stock Units by notice to the Participant, and the Performance Stock Units and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Award Agreement may be assigned by the Company without the Participant’s consent.

10.        Applicable Law; Jurisdiction.  The validity, construction, interpretation and effect of this Award Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.  Any action arising out of, or relating to, any of the provisions of this Award Agreement shall be brought only in the United States District Court for the Southern District of New York, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in New York, New York, and the jurisdiction of such court in any such proceeding shall be exclusive.  Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.

11.         Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company or its subsidiaries.  Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

12.         Recoupment Policy.  The Participant agrees that, subject to the requirements of applicable law, the Performance Stock Units, and the right to receive and retain any Company Stock covered by this Award Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any applicable “clawback” or recoupment policies, securities exchange listing standard, share trading policy or and similar standard or policy that may be required by law and/or implemented by of the Company and that is in effect on the Date of Grant or that may be established thereafter. By accepting the Performance Stock Units, the Participant agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any such Performance Stock Units or shares or amounts paid under the Performance Stock Units subject to clawback or recoupment pursuant to such policy, listing standard or law.  Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any such Performance Stock Units or shares or amount paid from the Participant’s accounts, or pending or future compensation or Awards under the Plan.

13.         Electronic Delivery. The Company may, in its sole discretion, deliver any documents relating to the Participant’s Performance Stock Units and the Participant’s participation in the Plan, or future Awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company.

14.          Binding Effect; No Third Party Beneficiaries.  This Award Agreement shall be binding upon and inure to the benefit of the Company and the Participant and each of their respective heirs, representatives, successors and permitted assigns.  This Award Agreement shall not confer any rights or remedies upon any person other than the Company and the Participant and each of their respective heirs, representatives, successor and permitted assigns.

15.         Severability.  If any provision of this Award Agreement is held to be unenforceable, illegal or invalid for any reason, the unenforceability, illegality or invalidity will not affect the remaining provisions of the Award Agreement, and the Award Agreement is to be construed and enforced as if the unenforceable, illegal or invalid provision had not been inserted, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

16.         Waiver.  The waiver by the Company with respect to the Participant’s (or any other participant’s) compliance of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.

17.         Amendment.  Except as permitted by the Plan, this Award Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the Company and the Participant.

18.         Counterparts.  This Award Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

19.         Application of Section 409A of the Code.  The Award covered by this Award Agreement is intended to be exempt from, or otherwise comply with the provisions of, Section 409A of the Code, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”).  Notwithstanding the foregoing or any other provision of this Award Agreement or the Plan to the contrary, if the Performance Stock Units are subject to the provisions of Section 409A (and not exempted therefrom), the provisions of this Award Agreement and the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A (or disregarded to the extent such provision cannot be so administered, interpreted or construed).  If any payments or benefits hereunder constitute non-conforming “deferred compensation” subject to taxation under Section 409A, the Participant agrees that the Company may, without the Participant’s consent, modify the Award Agreement to the extent and in the manner the Company deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that the Company deems appropriate in order either to preclude any such payment or benefit from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be subject to the imposition of taxes and/or interest thereunder.  If, at the time of the Participant’s separation from service (within the meaning of Section 409A), (A) the Participant shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the settlement of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not settle such amount on the otherwise scheduled settlement date but shall instead settle it, without interest, within 30 days after such six-month period.  Payments with respect to the Performance Stock Units may only be paid in a manner and upon an event permitted by Section 409A, and each payment under the Performance Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Performance Stock Units shall be treated as a right to a series of separate payments.   In no event shall the Participant, directly or indirectly, designate the calendar year of payment.  Notwithstanding the foregoing, the Company makes no representations and/or warranties with respect to compliance with Section 409A, and the Participant recognizes and acknowledges that Section 409A could potentially impose upon the Participant certain taxes and/or interest charges for which the Participant is and shall remain solely responsible.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Award Agreement, and the Participant has executed this Award Agreement, effective as of the Date of Grant.

BIOSPECIFICS TECHNOLOGIES CORPORATION

/s/ Jennifer Chao
Name: Jennifer Chao
Title: Chair, Compensation Committee

I hereby accept the award of Performance Stock Units described in this Award Agreement, and I agree to be bound by the terms of the Plan and this Award Agreement.  I hereby agree that all decisions and determinations of the Committee with respect to the Performance Stock Units shall be final and binding.

February 3, 2020	/s/ J. Kevin Buchi
Date	J. Kevin Buchi

EXHIBIT A

PERFORMANCE CONDITIONS OF PERFORMANCE STOCK UNITS

1.
The Performance Stock Units subject to the Award Agreement to which this Exhibit A is attached are subject to the performance conditions set forth in Section 5 below.  Capitalized terms used, but not otherwise defined, in this Exhibit shall have the meanings set forth in the Award Agreement.

2.	The target number of Performance Stock Units underlying the Award Agreement is 28,333 Performance Stock Units.

3.
The performance conditions set forth in Section 5 of this Exhibit A (the “Performance Conditions”) shall be measured over the twelve month period commencing on January 1, 2020 and ending on December 31, 2020 (the “Performance Period”).

4.
As soon as administratively practicable following the end of the Performance Period, the Committee will determine, in its sole discretion, (a) whether and to what extent the Performance Conditions have been met in the aggregate over the Performance Period and (b) the number of Performance Stock Units that are earned based on such achievement of the Performance Conditions (such Performance Stock Units, the “Achieved PSUs”).  The actual number of Achieved PSUs shall range from 0% to 100% of the target number set forth in Section 2, as determined by the Committee.  The number of Performance Stock Units the Participant is eligible to earn under this Award shall not exceed 28,333.

5.	The Performance Conditions are set forth below.

Performance Condition	Components of Performance Condition
1	Executive Leadership	[***]
2	Financial	[***]
3	BioSpecifics Technologies Corp.’s (“BSTC”) Relationship/Partnership with Endo International (“Endo”)	[***]
4	Maximizing the Value of BSTC’s Current and Potential CCH Assets	[***]
5	Maximize the Value of BSTC’s Intellectual Property Estate/Manufacturing Ability	[***]
6	Business Development (“BD”) Activity	[***]
7	Infrastructure	[***]
8	Investor Relations	[***]

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